Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-230794) of Alcon Inc. of our report dated February 25, 2020 relating to the financial statements, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers LLP
Fort Worth, Texas
February 25, 2020